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                                                                      EXHIBIT 16


[LOGO OF PRICEWATERHOUSECOOPERS]


                                             PricewaterhouseCoopers LLP
                                             600 Grant St.
                                             52nd Floor
                                             Pittsburgh PA 15219
                                             Telephone (412) 355 8000
                                             Facsimile (412) 355 8089
                                             Direct phone 412-355-6163
                                             Direct fax 412-355-7564


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549




May 15, 2000



Commissions

We have read the statements made by Calgon Carbon Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A report dated April 7, 2000. We agree with the statements concerning our Firm in such Form 8-K/A.



Very truly yours,


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP